Exhibit 99.1

Duluth Holdings Inc. Announces Third Quarter 2025 Financial Results

Improved profitability driven by consecutive quarters of gross margin expansion and SG&A leverage

Inventories down 17% vs. last year with net liquidity of $88.6 million

Affirming the higher end of previously issued fiscal 2025 Adjusted EBITDA guidance range

MOUNT HOREB, WI – December 16, 2025 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal Third Quarter ended November 2, 2025.

Summary of the Third Quarter ended November 2, 2025

•	Net loss reduced to $10.1 million compared to net loss of $28.2 million in the prior year Third Quarter.

•	Reported EPS loss of $0.29; and adjusted EPS[1] loss of $0.23 adjusted for tax valuation allowance of $2.0 million.

•	Adjusted EBITDA[2] increased $5.5 million from the prior year to -$0.7 million.

•	Cash and cash equivalents of $8.2 million with net liquidity of $88.6 million.

•	Inventory down $39.2 million or 17.0% vs. last year.

[1]	See Reconciliation of net income (loss) to adjusted net income (loss) and adjusted net income (loss) to adjusted EPS in the accompanying financial tables.
[2]	See Reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO Stephanie Pugliese stated, “I am proud of the team for delivering another quarter of improved profitability, continuing our discipline on promotional reset, managing expenses and inventory levels, and further streamlining operations. These efforts led to enhanced gross margin, lower costs, reduced inventory levels, and improved free cash flow.”

“Through rigorous preparation and the alignment across all functions of the business, we entered the fourth quarter poised to exceed our customers’ expectations. We are pleased with the holiday results to date and are encouraged by our continued improvement in gross margin, operational execution, and customer response.”

“As we continue with our turnaround efforts, we are committed to building on this momentum. Moving forward, we will focus on re-energizing and expanding our customer base and prioritizing our assortment on the core durable products that our customers love.”

Operating Results for the Third Quarter ended November 2, 2025

Net sales decreased $12.2 million, or 9.6%, to $114.9 million in the three months ended November 2, 2025 compared to $127.1 million in the three months ended October 27, 2024. Direct-to-consumer net sales decreased by 15.5% to $67.4 million due to lower traffic, partially offset by higher average order values. Retail store net sales increased by 0.4% to $47.4 million primarily driven by two new store openings and higher average order values.

Gross margin increased to 53.8% of net sales in the three months ended November 2, 2025, compared to 52.3% of net sales in the three months ended October 27, 2024 overcoming a $3.0M tariff impact. The increase in gross margin rate was primarily driven by an increase in average unit retail sales from reduced promotional activity coupled with an improvement in product costs from our direct to factory sourcing initiative.

Selling, general and administrative expenses decreased $11.6 million, or 14.1%, to $70.7 million in the three months ended November 2, 2025 compared to $82.3 million in the three months ended October 27, 2024. Selling, general and administrative expenses as a percentage of net sales decreased to 61.5% in the three months ended November 2, 2025, compared to 64.8% in the three months ended October 27, 2024. The decrease in selling, general and administrative expense as a percentage of net sales was mainly driven by lower marketing costs coupled with a reduction in personnel and depreciation expenses.

Balance Sheet and Liquidity

The Company ended the quarter with $8.2 million of cash and cash equivalents, $51.1 million of net working capital, $44.6 million of outstanding debt on the $125.0 million Asset Based Lending facility resulting in $88.6 million of net liquidity.

Fiscal 2025 Outlook

For Fiscal 2025, the Company is:

•	Affirming the higher end of its previously issued fiscal 2025 Adjusted EBITDA guidance range with a range of $23 million to $25 million compared to previous guidance of $20 million to $25 million

•	Updating net sales guidance to a range of $555 million to $565 million compared to previous guidance of $570 million to $595 million

•	Affirming capital expenditures at $17 million

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Tuesday, December 16, 2025, at 9:30 am Eastern Time to discuss the results and answer questions.

•	Live conference call: 1-844-875-6915 (domestic) or 1-412-317-6711 (international)

•	Conference call replay available through December 23, 2025: 1-877-344-7529 (domestic) or 1-412-317-0088 (international)

•	Replay access code: 1024592

•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10204549/10059e519d3 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income and adjusted earnings per share (“EPS”). See attached table “Reconciliation of Net Income (loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income(loss) to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended November 2, 2025, versus the three and nine months ended October 27, 2024 and attached table “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) to Adjusted EPS,” for a reconciliation of net income (loss) to adjusted net income (loss) and adjusted net income (loss) to adjusted EPS for the three and nine months ended November 2, 2025 versus the three and nine months ended October 27, 2024.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Adjusted Net Income (Loss) and Adjusted EPS is a metric used by management and frequently used by the financial community, which provides insight into the effectiveness of our business strategies and to compare our performance against that of peer companies. Adjusted Net Income (Loss) and Adjusted EPS excludes restructuring expenses, impairment expenses and an addition to our valuation allowance on our deferred tax asset that are not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2025 Outlook” are forward-looking statements. You can identify forward looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic; the susceptibility of the price and availability of our merchandise to international trade conditions including tariffs; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and employees; disruptions to our distribution network, supply chains and operations; failure to effectively manage inventory levels; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions to our e-commerce platform; our ability to meet customer delivery time expectations; our ability to properly allocate inventory throughout our distribution network to fulfill customer demand; our failure to meet our debt covenant ratios; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; our inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of our maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; competing effectively in an environment of intense competition or elevated promotions; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and lack of availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; failure to comply with data privacy regulation; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

The Company revised its prior period financial statements for an accounting correction related to sales tax collections to the Company’s Condensed Consolidated Balance Sheets that are primarily related to accrued expenses and other current liabilities, deferred taxes and retained earnings, as well as corresponding impacts to the Company’s other Consolidated Financial Statements. The impacts of these revisions were not material to the Company’s previously filed financial statements. These revisions relate to immaterial corrections that were identified by management and when accumulated, required a correction to the Company’s previously filed financial statements.

Investor Contacts:

Heena Agrawal

Senior Vice President and Chief Financial Officer

Chris Steffes

Senior Director of FP&A

Email: IR@duluthtrading.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	November 2, 2025	February 2, 2025	October 27, 2024
ASSETS
Current Assets:
Cash and cash equivalents	8,172	3,335	9,335
Receivables	5,301	3,970	4,396
Income tax receivable	114	—	138
Inventory, net	192,198	166,545	231,430
Prepaid expenses & other current assets	22,961	17,781	18,991

Total current assets	228,746	191,631	264,290
Property and equipment, net	100,000	111,560	116,941
Operating lease right-of-use assets	93,350	102,663	101,784
Finance lease right-of-use assets, net	30,423	32,957	33,802
Available-for-sale security	4,860	4,491	4,840
Other assets, net	10,627	9,140	11,442

Total assets	468,006	452,442	533,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	80,196	73,882	104,546
Accrued expenses and other current liabilities	32,919	35,684	36,605
Income taxes payable	—	65	—
Current portion of operating lease liabilities	16,328	15,534	15,439
Current portion of finance lease liabilities	2,651	2,541	2,502
Line of credit	44,584	—	44,000
Current maturities of TRI long-term debt[1]	997	931	909

Total current liabilities	177,675	128,637	204,001
Operating lease liabilities, less current maturities	79,502	89,222	88,441
Finance lease liabilities, less current maturities	28,621	30,621	31,272
TRI long-term debt, less current maturities[1]	23,586	24,283	24,510
Deferred tax liabilities	938	—	123

Total liabilities	310,322	272,763	348,347
Shareholders’ equity:
Treasury stock	(2,922)	(2,332)	(2,331)
Capital stock	110,112	108,009	107,224
Retained earnings	53,588	77,721	83,307
Accumulated other comprehensive loss, net	(192)	(722)	(426)

Total shareholders’ equity of Duluth Holdings Inc.	160,586	182,676	187,774
Noncontrolling interest	(2,902)	(2,997)	(3,022)

Total shareholders’ equity	157,684	179,679	184,752

Total liabilities and shareholders’ equity	468,006	452,442	533,099

[1]

Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	November 2, 2025	October 27, 2024	November 2, 2025	October 27, 2024
Net sales	$114,871	$127,056	$349,291	$385,359
Cost of goods sold (excluding depreciation and amortization)	53,025	60,645	162,071	183,328

Gross profit	61,846	66,411	187,220	202,031
Selling, general and administrative expenses	70,680	82,311	205,154	226,903
Restructuring expense	—	6,152	850	7,748

Operating loss	(8,834)	(22,052)	(18,784)	(32,620)
Interest expense	1,231	1,251	4,181	3,232
Other (loss) income, net	(2)	6	(245)	167

Loss before income taxes	(10,067)	(23,297)	(23,210)	(35,685)
Income tax expense	—	4,919	828	2,366

Net loss	(10,067)	(28,216)	(24,038)	(38,051)
Less: Net income attributable to noncontrolling interest	34	15	95	34

Net loss attributable to controlling interest	$(10,101)	$(28,231)	$(24,133)	$(38,085)

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	34,517	33,448	34,226	33,314

Net loss per share attributable to controlling interest	$(0.29)	$(0.84)	$(0.71)	$(1.14)

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	34,517	33,367	34,226	33,247

Net loss per share attributable to controlling interest	$(0.29)	$(0.84)	$(0.71)	$(1.14)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	November 2, 2025	October 27, 2024
Cash flows from operating activities:
Net loss	$(24,038)	$(38,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,528	24,730
Stock based compensation	1,897	3,352
Deferred income taxes	938	1,133
Loss on disposal of property and equipment	719	102
Changes in operating assets and liabilities:
Receivables	(1,331)	1,559
Income taxes receivable	(114)	479
Inventory	(25,653)	(105,673)
Prepaid expense & other current assets	(1,360)	(585)
Software hosting implementation costs, net	(5,262)	(4,485)
Trade accounts payable	6,098	53,160
Income taxes payable	(65)	—
Accrued expenses and deferred rent obligations	(2,731)	3,215
Other assets	(128)	(3)
Noncash lease impacts	387	2,942

Net cash used in operating activities	(31,115)	(58,125)

Cash flows from investing activities:
Purchases of property and equipment	(5,834)	(5,813)
Principal receipts from available-for-sale security	162	147

Net cash used in investing activities	(5,672)	(5,666)

Cash flows from financing activities:
Proceeds from line of credit	138,685	44,000
Payments on line of credit	(94,100)	—
Payments on TRI long term debt	(685)	(623)
Payments on finance lease obligations	(1,890)	(2,109)
Payments of tax withholding on vested restricted shares	(590)	(593)
Other	204	294

Net cash provided by financing activities	41,624	40,969

Increase (decrease) in cash and cash equivalents	4,837	(22,822)
Cash and cash equivalents at beginning of period	3,335	32,157

Cash and cash equivalents at end of period	$8,172	$9,335

Supplemental disclosure of cash flow information:
Interest paid	$4,181	$3,232
Income taxes paid	$—	$125
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$1,468	$2,173

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

	November 2, 2025	October 27, 2024	November 2, 2025	October 27, 2024
(in thousands)
Net loss	$(10,067)	$(28,216)	$(24,038)	$(38,051)
Depreciation and amortization	6,234	7,284	19,528	23,581
Amortization of internal-use software hosting subscription implementation costs	1,252	1,394	3,492	3,856
Interest expense	1,231	1,251	4,181	3,232
Income tax expense	—	4,919	828	2,366

EBITDA	$(1,350)	$(13,368)	$3,991	$(5,016)
Long-term incentive expense	612	969	2,078	3,352
Impairment expense	—	—	549	—
Restructuring expense	—	6,152	850	7,748

Adjusted EBITDA	$(738)	$(6,247)	$7,468	$6,084

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) to Adjusted EPS

(Unaudited)

	Three Months Ended				Nine Months Ended
	November 2, 2025		October 27, 2024		November 2, 2025		October 27, 2024
(in thousands, except per share amounts)	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share
Net income (loss) attributable to controlling interest	(10,101)	(0.29)	(28,231)	(0.84)	(24,133)	(0.71)	(38,085)	(1.14)
Plus: Restructuring expenses	—	—	6,152	0.18	850	0.02	7,748	0.23
Plus: Impairment expenses	—	—	—	—	549	0.02	—	—
Income tax effect of adjustments[1]	—	—	(1,415)	(0.04)	(322)	(0.01)	(1,782)	(0.05)

Adjusted net income (loss) before valuation allowance	(10,102)	(0.29)	(23,494)	(0.70)	(23,056)	(0.67)	(32,119)	(0.96)
Plus: Tax valuation allowance	2,013	0.06	8,847	0.26	5,273	0.15	8,847	0.27

Adjusted net income (loss) attributable to controlling interest	(8,089)	(0.23)	(14,647)	(0.44)	(17,783)	(0.52)	(23,272)	(0.70)

[1]	Restructuring and impairment expenses are net of tax using the Company’s estimated 23% tax rate